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                                                                   Exhibit 10.16


                           SENIOR MANAGEMENT AGREEMENT


            THIS AGREEMENT is made as of March 30, 1998, between GLOBAL VACATION GROUP, INC. (formerly Allied Bus Corp.), a New York corporation (the "COMPANY"), and RAYMOND LEWIS ("EXECUTIVE").


                                    RECITALS

            A. The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase, and the Company will sell, 9,500 shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK") and 105 shares of the Company's Class A Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"). All of such shares of Preferred Stock and Common Stock and all shares of Preferred Stock and Common Stock hereafter acquired by Executive are referred to herein as "EXECUTIVE STOCK." (as further defined in Section 10).

            B. The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of shares of Common Stock and Preferred Stock by Thayer Equity Investors III, L.P. (the "INVESTOR") pursuant to a purchase agreement between the Company and the Investor and certain other investors (collectively, the "PURCHASERS") dated as of the date hereof (the "PURCHASE AGREEMENT"). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investor.

            C. Certain definitions are set forth in Section 10 of this Agreement.


                                    AGREEMENT

            The parties hereto agree as follows:

                     PROVISIONS RELATING TO EXECUTIVE STOCK

            1.    PURCHASE AND SALE OF EXECUTIVE STOCK.

                  (a) Pursuant to the terms of this Agreement, Executive will purchase, and the Company will sell, an aggregate of 8,333 shares of Common Stock at a price of $10.00 per share (sometimes referred to herein as the "VESTING STOCK") upon the closing of the Recapitalization. At the time of such purchase, the Company will deliver to Executive the certificates representing such Executive Stock, and Executive will deliver to the Company a cashier's or certified check or wire transfer of funds in the aggregate amount of $83,333.
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                  (b) Upon the purchase from time to time by the Purchasers of additional shares of Common Stock and Preferred Stock pursuant to Article I of the Purchase Agreement, Executive will purchase and the Company will sell to Executive up to an aggregate of (i) 1,167 shares of Common Stock at a price of $10.00 per share (the "NON-VESTING COMMON STOCK") and (ii) 105 shares of Preferred Stock at a price of $1,000.00 per share (the "NON-VESTING PREFERRED STOCK") (each of (i) and (ii) as adjusted from time to time as a result of stock splits, stock dividends, recapitalizations and similar events). The number of shares of Non-Vesting Common Stock and Non-Vesting Preferred Stock to be sold by the Company and purchased by the Executive shall be as determined by the Company and the Investor, provided, however, that in no event will such purchase occur later than (i) with respect to the Non-Vesting Common Stock, at the time that the Purchasers purchase their remaining commitment of Common Stock pursuant to the Purchase Agreement and (ii) with respect to the Non-Vesting Preferred Stock, at the time that the Purchasers have purchased all of their remaining commitment of Preferred Stock pursuant to the Purchase Agreement. The Company will deliver to Executive the certificates representing such shares of Executive Stock purchased by Executive, and Executive will deliver to the Company a cashiers or certified check or a wire transfer of funds in an aggregate amount equal to the product of (x) the price per share of such Executive Stock and (y) the number of shares so purchased by the Executive.

                  (c) Within 30 days after Executive purchases any Executive Stock from the Company, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto.

                  (d) In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

                      (i) The Executive Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                      (ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

                      (iii) Executive is able to bear the economic risk of his
            investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                      (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive


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            Stock and has had full access to such other information concerning the Company as he has requested.

                      (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

                      (vi) Executive is a resident of the District of Columbia.

                  (e) As an inducement to the Company to issue the Executive Stock to Executive, as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time for any reason.

            2.    VESTING OF CERTAIN EXECUTIVE STOCK.

                  (a) Except as otherwise provided in Section 2(d) below, 5,555 shares or 67% of the Vesting Stock issued pursuant to Section 1(a) above (the "TIME VESTING SHARES") shall become vested in accordance with the following schedule, if as of each such date Executive is still employed by the Investor or the Company or any of its Affiliates:

                                                Cumulative Percentage of
                        Date                    Common Stock to be Vested
            -------------------------------     -------------------------
            Closing of the Recapitalization                 20%
            1st Anniversary of Closing
             of the Recapitalization                        40%
            2nd Anniversary of Closing
             of the Recapitalization                        60%
            3rd Anniversary of Closing
             of the Recapitalization                        80%
            4th Anniversary of Closing
             of the Recapitalization                       100%

If Executive ceases to be employed by the Investor or the Company or its Affiliates on any date prior to the fourth anniversary of the Closing (other than any anniversary date prior thereto), the cumulative percentage of Time Vesting Shares to become vested will be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date. Notwithstanding the foregoing sentence, (i) all Time Vesting Shares shall become vested in the event that Executive (A) has been terminated without Cause or Performance Cause at any time after the effective date of an Initial Public Offering; (B) terminated his employment with the Company for Good Reason at any time after the effective date of an Initial Public Offering; or (C) dies or is "disabled" (as such term is defined in Section 7(c) hereof) and (ii) 50% of all Time Vesting Shares which are Unvested Shares (as hereinafter defined) shall be become vested in the event


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that Executive has been terminated without Cause or Performance Cause or if
Executive terminated his employment with the Company for Good Reason within three months prior to the effective date of an Initial Public Offering.

                  (b) Except as otherwise provided in Section 2(d) below, 2,778 shares or 33% of the Vesting Stock issued pursuant to Section 1(a) above (the "PERFORMANCE VESTING SHARES") shall become vested in accordance with the following schedule if the Investor shall have earned or deemed to have earned the Return set forth below as of the date of determination:

                                          Cumulative Percentage
                                              of Performance
            Return                       Vesting Shares "Vested"
            ------                       -----------------------
              30%                                 50%
              31%                                 55%
              32%                                 60%
              33%                                 65%
              34%                                 70%
              35%                                 75%
              36%                                 80%
              37%                                 85%
              38%                                 90%
              39%                                 95%
              40% or more                        100%

In addition to the other times set forth in this Agreement in which the Return will be calculated, the Return will also be calculated for purposes of determining vesting under this Section 2(b) upon the following circumstances:
(i) if the Investor has sold or transferred more than 50% of its highest total ownership interest in the Company to any non-Affiliate of the Investor; (ii) if Executive has been terminated without Cause or Performance Cause; (iii) if Executive terminates his employment for Good Reason; or (iv) if Executive has been terminated because of disability or death. Notwithstanding anything in this Agreement to the contrary, all Performance Vesting Shares then outstanding will become Vested Shares on April 1, 2005.

                  (c) All other shares of Executive Stock (i.e., shares of Non-Vesting Common Stock and Non-Vesting Preferred Stock (if any)) to be purchased by Executive hereunder will vest immediately upon such purchase.

                  (d) Upon the occurrence of a Sale of the Company, all shares of Executive Stock which have not yet become vested shall become vested at the time of such event. Shares of Executive Stock which have become vested (whether pursuant to Section 2(a) or 2(b) above) or upon purchase thereof (i.e., the shares referred to in Section 2(c) above) are referred to herein as "VESTED SHARES," and all other shares of Common Stock are referred to herein as "UNVESTED SHARES").


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            3.    REPURCHASE OPTION.

                  (a) In the event that Executive ceases to be employed by the Company and its Affiliates for any reason (the "TERMINATION"), then all of the Executive Stock (whether held by Executive or one or more of Executive's Permitted Transferees) will be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this Section 3 (the "REPURCHASE OPTION").

                  (b) In the event of Termination, (i) the purchase price for each Unvested Share of Common Stock will be Executive's Original Cost for such share, (ii) the purchase price for each Vested Share of Common Stock will be the Fair Market Value for such share; provided, however, that if Executive's employment is terminated with Cause, the purchase price for each Vested Share of Vesting Common Stock will be Executive's Original Cost for such share and (iii) the purchase price for each share of Preferred Stock will be the Liquidation Value of such share (as defined in the Company's Certificate of Incorporation) plus all accrued and unpaid dividends thereon.

                  (c) The Board may elect to purchase all or any portion of the Unvested Shares and the Vested Shares subject to repurchase by delivering written notice (the "REPURCHASE NOTICE") to the holder or holders of the Executive Stock within 120 days after the Termination Event. The Repurchase Notice will set forth the number of Unvested Shares and Vested Shares of each class to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of any class of Executive Stock then held by Executive is less than the total number of shares of such class of Executive Stock which the Company has elected to purchase, then the Company shall purchase the remaining shares of such class elected to be purchased from the other holder(s) of Executive Stock issued under this Agreement (i.e., Permitted Transferees), pro rata according to the number of shares of such class of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

                  (d) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investor shall be entitled to exercise the Repurchase Option for the shares of any class of Executive Stock the Company has not elected to purchase (the "AVAILABLE SHARES"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within ninety (90) days after the Termination Event, the Company shall give written notice (the "OPTION NOTICE") to the Investor setting forth the number of Available Shares and the purchase price for the Available Shares. The Investor may elect to purchase any or all of the Available Shares by giving written notice to the Company within twenty (20) days after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten (10) days, after the expiration of the twenty (20) day period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares of each class being purchased from such holder by the Investor (the


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"SUPPLEMENTAL REPURCHASE NOTICE"). At the time the Company delivers the
Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to the Investor setting forth the number of shares of each class the Investor will purchase, the aggregate purchase price and the time and place of the closing of the transaction.

               (e) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 150 days after the delivery of the Repurchase Notice. The Company will pay for the Executive Stock to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company. The Investor will pay for the Executive Stock to be purchased by it pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares. The Company and the Investor will be entitled to receive customary representations and warranties from the sellers regarding such sale.

               (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to any customary restrictions contained in applicable corporate and securities laws and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

            4. RESTRICTIONS ON TRANSFER OF EXECUTIVE STOCK. The Executive Stock is subject to certain restrictions on transfer and certain tag-along and drag-along rights which are provided for in the Shareholders Agreement of even date herewith between the Company, Executive and certain other shareholders of the Company (the "SHAREHOLDERS AGREEMENT"), and nothing in this Agreement shall be deemed to amend, modify or limit in any way the restrictions on the issuance of shares of Preferred Stock or Common Stock set forth in the Purchase Agreement, in the Shareholders Agreement or in any other Agreement to which the Company is bound.

            5. ADDITIONAL RESTRICTIONS ON TRANSFER OF EXECUTIVE STOCK.

               (a) LEGEND. The certificates representing the Executive Stock will bear a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS


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            CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON
            TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A (1) SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED MARCH 30, 1998 AND (2) SHAREHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, DATED AS OF MARCH 27, 1998, AS AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

               (b) OPINION OF COUNSEL. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

            6. SHAREHOLDER AGREEMENTS. Nothing contained in this Agreement shall be deemed to limit in any way the restrictions on the shares of Preferred Stock or Common Stock set forth in the Purchase Agreement, in the Shareholders Agreement or in any other agreement to which the Company is bound. By execution of this Agreement, Executive hereby agrees to execute a joinder to and to be bound by the terms and conditions of the Shareholders Agreement.


                        PROVISIONS RELATING TO EMPLOYMENT

            7. EMPLOYMENT. The Company hereby engages Executive to serve as President and Chief Operating Officer of the Company, and Executive agrees to serve the Company, during the Service Term (as defined in Section 7(d) hereof) in the capacities, and subject to the terms and conditions, set forth in this Agreement.

               (a) SERVICES. During the Service Term, Executive, as President and Chief Operating Officer of the Company, shall have all the duties and responsibilities customarily rendered by Chief Operating Officers of companies of similar size and nature and as may be delegated from time to time by the Board in its sole discretion. Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and periods of illness or other incapacity) to the business of the Company and its Affiliates. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of Executive's obligations hereunder, Executive may (A) serve as a director or trustee of any charitable or non-profit entity; (B) acquire investment interests in one or more entities which are not, directly or indirectly, in competition with the Company or its Subsidiaries and


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which do not have a material business relationship with the Company, except with the written consent of the Investor; or (C) own up to 3% of the outstanding voting securities of any publicly-held company. Unless the Company and Executive agree to the contrary, Executive's place of employment shall be at the Company's principal executive offices in Washington, D.C.; provided, however, that Executive will travel to such other locations of the Company and its Affiliates as may be reasonably necessary and/or as required by the Board in its sole discretion in order to discharge his duties hereunder.

            (b) SALARY, BONUS AND BENEFITS.

                (i) SALARY AND BONUS. During the Service Term, the Company will pay Executive a base salary (the "ANNUAL BASE Salary") as the Board may designate from time to time, at the rate of not less than $200,000 per annum; provided, however, that the Annual Base Salary shall be subject to review annually by the Board for upward increases thereon. The Executive will be eligible to receive an annual bonus in an amount not to exceed 100% of Executive's Annual Base Salary for such year, as determined by the Board based upon the Company's achievement of budgetary and other objectives set by the Board, which objectives shall be reasonable in light of the Company's past year's performance and shall be communicated to Executive by the Board prior to the start of the Company's fiscal year. Executive's Annual Base Salary and bonus for any partial year will be prorated based upon the number of days elapsed in such year, except that Executive's bonus payment for the first year of employment shall not be prorated.

                (ii) BENEFITS. During the Service Term, Executive will be entitled to such other benefits approved by the Board and made available to the Company's top three senior executives.

                (iii) OPTION. In addition, the Company agrees that effective upon the closing of an Initial Public Offering, the Company shall grant to Executive, so long as he remains employed by the Company or any of its Subsidiaries as of such date, an option (the "OPTION") to purchase 2.5% of the Company's Common Stock outstanding at the time of an Initial Public Offering at an exercise price per share equal to the initial offering price per share of the Initial Public Offering. The Option shall vest in four equal installments on the first, second, third and fourth anniversaries of the date of grant. All other terms of the Option shall be as set forth in the Company's stock option plan to be adopted prior to the Initial Public Offering and an option agreement to be entered into as of the date of grant.

            (c) TERMINATION.

                (i) EVENTS OF TERMINATION. Executive's employment with the Company shall cease upon:


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                              (A) Executive's death.

                              (B) Executive's voluntary retirement.

                              (C) Executive's disability, which means his
                  incapacity due to physical or mental illness such that he is unable to perform the essential functions of his previously assigned duties for a period of six months in any twelve month period and such incapacity has been determined to exist by either (x) the Company's disability insurance carrier or (y) by the Board in good faith based on competent medical advice in the event that the Company does not maintain disability insurance on the Executive.

                              (D) Termination by the Company by the delivery to
                  Executive of a written notice from the Board that Executive has been terminated ("NOTICE OF Termination") with or without Cause or with Performance Cause. "CAUSE" shall mean:

                                  (1) Executive's (aa) conviction of a felony
                        or Executive's commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of their customers, vendors or suppliers or involving harassment or discrimination with respect to the employees of the Company or its Subsidiaries, (bb) misappropriation of funds or assets of the Company for personal use or (cc) engaging in any conduct relating to the Company's business or involving moral turpitude that actually brought the Company or any of its Affiliates into public disgrace or disrepute;

                                  (2) Executive's continued substantial and
                        repeated neglect of his duties, after written notice thereof from the Board, and such neglect has not been cured within 30 days after Executive receives notice thereof from the Board;

                                  (3) Executive's gross negligence or willful
                        misconduct in the performance of his duties hereunder that results, or is reasonably expected to result, in material damage to the Company; or

                                  (4) Executive's engaging in conduct
                        constituting a breach of Sections 8 or 9 hereof or Executive's failure to purchase any Non-Vesting Preferred Stock required to be purchased by him pursuant to Section 1(b) above within 15 days of any notice of default thereof from the Company or Investor.


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                  "PERFORMANCE CAUSE" shall mean Executive's termination within
                  90 days after the Company's failure to achieve at least 75% of its budgeted net income as determined in accordance with generally accepted accounting principles for any four consecutive fiscal quarters for which financial statements are available and such failure is reasonably expected to continue for at least two additional fiscal quarters thereafter; provided, however, that the Board shall determine in good faith if any adjustments thereto are necessary or appropriate to account for extraordinary or nonrecurring events (including but not limited to Acts of God, substantive travel industry events (e.g., materially adverse tax or regulatory changes), travel industry strikes, wars, terrorism) or other circumstances that should be included or disregarded in order to fairly determine whether the Company has failed to achieve such budgeted net income; and provided, however, that in no fiscal year will budgeted income growth be greater than 30%.

                  In order for the termination to be effective: Executive must be notified in writing (which writing shall specify the cause in reasonable detail) of any termination of his employment for Cause or Performance Cause. Executive will then have the right, within ten days of receipt of such notice, to file a written request for review by the Company. In such case, Executive will be given the opportunity to be heard, personally or by counsel, by the Board and a majority of the Directors must thereafter confirm that such termination is either for Cause or Performance Cause. If the Directors do not provide such confirmation, the termination shall be treated as other than for Cause or Performance Cause. Notwithstanding anything to the contrary contained in this paragraph, Executive shall have the right after termination has occurred to appeal any determination by the Board to arbitration in accordance with the provisions of Section 9(h) hereof.

                              The delivery by the Company of notice to Executive
                  that it does not intend to renew this Agreement as provided in
                  Section 7(d) shall constitute a termination by the Company without Cause unless such notice fulfills the requirements of
                  Section 7(c)(i)(D)(1), (2), (3) or (4) above.

                              (E) Executive's voluntary resignation by the
                  delivery to the Board of a written notice from Executive that Executive has resigned with or without Good Reason. "GOOD REASON" shall mean Executive's resignation from employment with the Company within 45 days after the occurrence of any one of the following:

                                  (1) the failure of the Company to pay an
                        amount owing to Executive hereunder after Executive has provided the Company with written notice of such failure and such payment has


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                        not thereafter been made within 15 days of the delivery
                        of such written notice;

                                    (2) the required relocation of Executive
                        from the Washington, D.C. area without his consent; or

                                    (3) any material reduction or diminution in
                        Executive's duties and responsibilities as set forth in
                        Section 7(a) and as developed during the course of employment.

                              The delivery by the Executive of notice to the
                  Company that he does not intend to renew this Agreement as provided in Section 7(d) shall constitute a resignation by the Execution without Good Reason unless such notice fulfills the requirements of Section 7(c)(i)(E)(1) or (2) above.

                         (ii) RIGHTS ON TERMINATION.

                              (A) In the event that termination is by Executive
                  with Good Reason or by the Company without Cause (including by operation of the last paragraph of Section 7(c)(i)(D)) or Performance Cause, the Company will continue to pay Executive a monthly portion of the Annual Base Salary plus a monthly portion of the Executive's bonus for the prior year for a period equal to twelve-months commencing on the date of termination on regular salary payment dates. In the event that termination is by the Company for Performance Cause, the Company will continue to pay Executive a monthly portion of the Annual Base Salary for a period equal to three-months commencing on the date of termination on regular salary payment dates. The payments to Executive pursuant to the foregoing two sentences are referred to as the "SEVERANCE PAYMENTS."

                              (B) If the Company terminates Executive's
                  employment for Cause, if Executive retires or if Executive resigns without Good Reason (including by operation of the last paragraph of Section 7(c)(i)(E)), the Company's obligations to pay any compensation or benefits under this Agreement will cease effective as of the date of termination. Executive's right to receive any other health or other benefits will be determined under the provisions of applicable plans, programs or other coverages.

                              (C) If Executive's employment terminates because
                  of Executive's death or disability, the Company will pay Executive or his estate an amount, if any, equal to his bonus for the current year prorated to reflect the number of days Executive has worked during the year in which he dies or becomes disabled (such amount to be paid after the end of such year when bonuses are normally paid to other senior executives of the Company).


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                  Notwithstanding the foregoing, the Company's obligation to
Executive for severance pay or other rights under either subparagraphs (A) or
(B) above (the "SEVERANCE PAY") shall cease if Executive is in violation of the provisions of Sections 8 or 9 hereof. Until such time as Executive has received all of his Severance Payments, he will be entitled to continue to receive any health, life, accident and disability insurance benefits provided by the Company to Executive under this Agreement. If Executive dies or is permanently disabled, then Executive or his estate shall be entitled to any disability income or life insurance payments from any insurance policies paid for by the Company or its Affiliates as specified in such policies.

                  (d) TERM OF EMPLOYMENT. Unless Executive's employment under this Agreement is sooner terminated as a result of Executive's termination in accordance with the provisions of Section 7(c) above, Executive's employment under this Agreement shall commence on April 1, 1998 and shall terminate on the third anniversary of the date hereof (the "SERVICE TERM"); provided, however, that Executive's employment under this Agreement, and the Service Term, shall be automatically renewed for one-year periods commencing on the third anniversary of the date hereof and, thereafter, on each successive anniversary of such date unless either the Company or Executive notifies the other party in writing within sixty (60) days prior to any such anniversary that it or he desires to terminate Executive's employment under this Agreement. All references herein to "SERVICE TERM" shall include any renewals thereof after the third anniversary of the date hereof.

            8. CONFIDENTIAL INFORMATION AND GOODWILL; INVENTIONS. Executive acknowledges and agrees that:

                  (a) As a necessary function of Executive's employment hereunder, Executive will have access to and utilize Confidential Information which constitutes a valuable and essential asset of the Company's business.

                  (b) The Confidential Information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company are the property of the Company, including information concerning the acquisition opportunities in or reasonably related to the Business of which Executive becomes aware during the Service Term. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own account any of the Confidential Information without the Board's written consent. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (including copies thereof) relating to the Company, the Business or any other Confidential Information.

                  (c) All inventions, innovations, developments, improvements, methods, designs, analyses, drawings, software, reports and all similar or related information (whether or not patented or patentable) developed by Executive during the Service Term which (i) directly or indirectly relate to the Company or its Affiliates or the Business, or (ii) result from any work performed by Executive while employed by the Company or its Affiliates shall belong to the Company and its Affiliates. Executive shall promptly disclose all such inventions to the

Board and perform all actions reasonably requested by the Board (whether during or after the Service Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

            9.    NONCOMPETITION AND NONSOLICITATION.

                  (a) NONCOMPETITION. Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's and its Affiliates' trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, Executive agrees that, during the Service Term and for a period of one (1) year after termination thereof (collectively, the "NONCOMPETE PERIOD"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company and its Subsidiaries or any businesses with which the Company or its Subsidiaries have firm plans to engage in at the time of the termination of the Executive's employment with the Company.

                  (b) NONSOLICITATION. During the Noncompete Period and for a period of one (1) year thereafter, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any senior management employee of the Company or any Subsidiary or, to the actual knowledge of the Executive, any other employee of the Company or any Subsidiary, to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof or
(ii) induce or attempt to induce any customer, supplier, vendor, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or to modify its business relationship with the Company in a manner adverse to the Company or any Subsidiary, or in any way disparage the Company or its Subsidiaries to any such customer, supplier, vendor, licensee or business relation of the Company or any Subsidiary.

                  (c) ENFORCEMENT. The Executive understands and agrees that the sale of the Executive Stock to Executive pursuant to Section 1 of this Agreement and the terms and conditions of Executive's employment hereunder are in consideration for Executive's covenants contained in Section 8 and 9 of this Agreement. If, at the time of enforcement of Section 8 or 9 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).


                               GENERAL PROVISIONS

            10.   DEFINITIONS.

                  "AFFILIATE" of any Person means any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  "BOARD" means the Company's board of directors or the board of directors or similar management body of any successor of the Company.

                  "BUSINESS" means any business of the Company or its Subsidiaries now or hereafter engaged in, including without limitation the business of providing travel products.

                  "COMPETITIVE ACTIVITY" means any business or activity of Executive or any third party that is the same as the Business or competitive with the Business.

                  "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of the Company and its Affiliates including, without limitation, the following: the identity, written lists, or descriptions of any customers, referral sources or Organizations; financial statements, cost reports, or other financial information; contract proposals or bidding information; business plans; training and operations methods and manuals; personnel records; fee structures; and management systems, policies or procedures, including related forms and manuals. "Confidential Information" shall not include any information or knowledge which: (a) is in the public domain other than by Executive's breach of this Agreement or (b) is disclosed to Executive lawfully by a third party who is not under any obligation of confidentiality.

                  "EXECUTIVE STOCK" will mean all shares of Vesting Stock and Non-Vesting Stock. Such shares will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company, any transferee permitted by the Shareholders Agreement (other than to a Permitted Transferee) and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization. Notwithstanding the foregoing, all Unvested Shares shall remain Unvested Shares after any Transfer thereof.

                  "FUND$" shall mean the aggregate amount invested by Investor to purchase shares of the Company's Common Stock and Preferred Stock pursuant to the Purchase Agreement and in the Recapitalization Agreement.

                  "FAIR MARKET VALUE" of each share of Executive Stock means the average of the closing prices of the sales of Common Stock on all securities exchanges on which such Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Common Stock determined in good faith by the Board.

                  "INITIAL PUBLIC OFFERING" shall mean the completion of the first Public Offering of the Company's Common Stock with net proceeds to the Company or the sellers of such Common Stock of not less than $15 million.

                  "MARKET LIQUIDITY" shall be deemed to exist after the earlier of (i) two years following the effective date of an Initial Public Offering, if, and so long as, a Public Market exists for the Common Stock or (ii) the day prior to the date that Executive has been terminated by the Company without Cause or Performance Cause.

                  "ORGANIZATION" means any organization that has contracted with the Company for the performance of services in connection with the Business.

                  "ORIGINAL COST" means with respect to each share of Common Stock purchased hereunder, $10.00 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

                  "PERMITTED TRANSFEREE" shall have the meaning assigned to such term in the Shareholders Agreement.

                  "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock.

                  "PUBLIC MARKET" for the Common Stock of the Company shall mean such Common Stock is traded on a national exchange, the NASDAQ National Market System or any registered interdealer quotation system involving at least three registered market makers.

                  "PUBLIC MARKET PRICE" shall mean the average of the closing trading prices of the Common Stock in the Public Market averaged over the four-calendar week period immediately preceding the date upon which the determination of whether a "PUBLIC MARKET" exists is made.

                  "PUBLIC SALE" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

                  "RECAPITALIZATION" means the recapitalization transactions involving the Company pursuant to that certain Recapitalization Agreement dated March 18, 1998 among the Company, the Investor and certain other shareholders of the Company.

                  "RETURN" shall mean the annual rate of return which, when used to calculate the net present value of the Cash Inflows and the Cash Outflows as of the date of determination, causes such net amount to equal zero. As used in this definition, "CASH INFLOWS" shall include, without duplication, (i) all cash payments received by the Investor on or prior to the date of determination with respect to Common Stock and Preferred Stock acquired with the Fund$ on or prior to the date of determination (whether such payments are received from the Company or any third party and whether such payments are received as interests, dividends, proceeds with respect to sale or redemption of such securities, upon a liquidation of the Company or otherwise), (ii) the fair market value of all non-cash consideration received by the Investor in connection with the sale of any Common Stock or Preferred Stock acquired by the Investor with Fund$ and
(iii) if Market Liquidity exists on the date of determination, the Public Market Price on the date of determination of any shares of Common Stock (including Common Stock issuable upon conversion of Preferred Stock) acquired with Fund$ held by the Investor on the date of determination. As used in this definition, "CASH OUTFLOWS" shall include the sum of all cash payments and investments made by the Investor to and in the Company to purchase Common Stock and/or Preferred Stock acquired with Fund$.

                  "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to which any Person(s) other than the Investor and its Affiliates in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights acquiring only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of the date hereof among the Company, the Executive, the Investor and other shareholders of the Company that may become a party thereto, as amended or restated from time to time.

                  "SUBSIDIARY" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

                  "TRANSFER" means to sell, transfer, assign, pledge or otherwise dispose of all or any portion of any interest (whether with or without consideration and whether voluntarily or involuntarily or by operation of law, including upon death).

            11. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class United States mail (postage prepaid, return receipt requested) or sent by reputable overnight courier service (charges prepaid) or by facsimile to the recipient at the address below indicated:

            If to the Executive:

                  Raymond Lewis
                  c/o Global Vacation Group, Inc.
                  1455 Pennsylvania Avenue, N.W., Suite 350
                  Washington, D.C.  20004
                  Tel No.:    (202) 371-0150

            With a copy to:

                  Vladeck, Waldman, Elias & Engelhard, P.C.
                  1501 Broadway, Suite 800
                  New York, New York  10036
                  Attention:  James D. Esseks
                  Tel No.:    (212) 403-7300
                  Fax No.:    (212) 221-3172

            If to the Investor or the Company:

                  c/o Thayer Equity Investors III, L.P.
                  1455 Pennsylvania Avenue, NW
                  Suite 350
                  Washington, D.C.  20004
                  Attention:  Daniel Raskas
                              Christopher Temple
                  Tel No.:    (202) 371-0150
                  Fax No.:    (202) 371-0391
                  with a copy to:

                  Hogan & Hartson, LLP
                  555 Thirteenth Street, N.W.
                  Washington, D.C.  20004
                  Attention:  Christopher J. Hagan
                  Tel No.:    (202) 637-5771
                  Fax No.:    (202) 637-5910

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

            12.   GENERAL PROVISIONS.

                  (a) EXPENSES. The Company agrees to pay Executive's reasonable legal, accounting and other expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement; provided, however, that the Company will in no event be responsible for any such expenses incurred in excess of $10,000 for all Executives.

                  (b) TRANSFERS IN VIOLATION OF AGREEMENTS. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement or the Shareholders Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

                  (c) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (d) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (e) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (f) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the

Company, the Investor and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

                  (g) CHOICE OF LAW. The corporate law of the Company's state of incorporation will govern all questions concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  (h) REMEDIES AND ARBITRATION. Each of the parties to this Agreement (including the Investor) will be entitled to enforce its rights under this Agreement to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Except for the remedies of the Company provided in Section 9(c) hereof, the parties hereto agree to submit any disputes arising out of or relating to this Agreement to binding arbitration in Washington, D.C. administered by the American Arbitration Association under its Commercial Arbitration Rules, before a panel of three arbitrators, and judgment on the award rendered by the arbitrators may be entered into any court having jurisdiction thereof. The prevailing party in any arbitration shall be entitled to recover its reasonable attorneys' fees and costs from the other party or parties.

                  (i) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and the Investor.

                  (j) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  (k) TERMINATION. This Agreement (except for the provisions of Section 7) shall survive the termination of Executive's employment with the Company and shall remain in full force and effect after such termination.

                  (l) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; ADJUSTMENTS OF NUMBERS. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    GLOBAL VACATION GROUP, INC.



                                    By:   /s/ Roger H. Ballou
                                          -----------------
                                           Roger H. Ballou
                                           Member



                                    /s/ Raymond Lewis
                                    -----------------
                                    RAYMOND LEWIS


Agreed and Accepted:

THAYER EQUITY INVESTORS III, L.P.

By:   TC Equity Partners, L.L.C.
Its:  General Partner


By:   /s/ Christopher Temple
      ----------------------
      Christopher Temple
      Member